UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	August 20, 2010

Wells Mid-Horizon Value-Added Fund I, LLC

(Exact Name of Registrant as Specified in Charter)

Georgia	000-53626	20-3192853
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia	30092-3365
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 449-7800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Park Lane Building

On July 20, 2010, Wells Mid-Horizon Value-Added Fund I, LLC (the "Registrant") entered into an agreement to sell a five-story office building containing approximately 105,000 rentable square feet and located in Pittsburgh, Pennsylvania (the "Park Lane Building") to an unaffiliated third party for a gross sales price of $16,907,933, subject to adjustments and excluding closing costs (the "Agreement"). If the Registrant is required to fund all or any portion of the tenant improvement allowance payable to the sole tenant at the Park Lane Building prior to the closing of this transaction, the gross sales price shall be increased by such amount paid, not to exceed $1,527,068. As of August 20, 2010, the inspection period has expired and the earnest money deposit of $750,000 paid by the buyer has become non-refundable pursuant to the Agreement. The Registrant expects the closing of this transaction to occur during the third quarter of 2010; however, there are no assurances regarding when or if this sale will be completed. The Registrant owns 100% of the Park Lane Building.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS MID-HORIZON VALUE ADDED FUND I, LLC (Registrant)

By:	WELLS INVESTMENT MANAGEMENT COMPANY, INC. (Manager)

August 24, 2010	/s/ Douglas P. Williams
Douglas P. Williams
Principal Financial Officer, Senior Vice President, Secretary and Treasurer of Wells Investment Management Company, Inc.